Exhibit 99.1

Media Contact	Investor Contact
Alice Ferreira, 203-578-2610	Terry Mangan, 203-578-2318
acferreira@websterbank.com	tmangan@websterbank.com
WEBSTER REPORTS
SECOND QUARTER 2020 EARNINGS OF $0.57 PER DILUTED SHARE
WATERBURY, Conn., July 23, 2020 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $50.7 million, or $0.57 per diluted share, for the quarter ended June 30, 2020, compared to $96.2 million, or $1.05 per diluted share, for the quarter ended June 30, 2019. Results in the quarter reflect a provision for credit losses of $40.0 million under the Current Expected Credit Loss (CECL) accounting standard compared to a provision for credit losses of $11.9 million in prior year. Adjusting for a $5.5 million discrete negative adjustment related to customer derivatives, earnings would have been $0.61 per diluted share.
“We continue to focus on prudently managing capital, credit and liquidity during these uncertain times, while also supporting our customers, employees, and communities,” said John R. Ciulla, chairman and chief executive officer. “We are pleased with our performance in the quarter given the challenging environment.”
Highlights for the second quarter of 2020:
•Revenue of $284.5 million.
•Loan growth of $2.5 billion, or 13.1 percent from a year ago, led by commercial and commercial real estate, which increased 20.4 percent. Excluding Paycheck Protection Program (PPP) loans, total loan growth was $1.2 billion, or 6.1 percent.
•Results include a reserve build of $23.6 million resulting in an allowance coverage of 1.64 percent, or 1.75 percent excluding $1.4 billion of PPP loans.
•Deposit growth of $3.8 billion, or 16.6 percent from a year ago, with growth of $2.0 billion in demand deposits and $574 million in HSA deposits.
•Net interest margin of 2.99 percent.
•Efficiency ratio (non-GAAP) of 60.0 percent.
“We are proud to have efficiently funded $1.4 billion in loans to businesses under the Paycheck Protection Program during the quarter given our strong capital and liquidity positions,” said Glenn MacInnes, executive vice president and chief financial officer. “Our Common Equity Tier 1 capital ratio now exceeds 11 percent and the loan-to-deposit ratio improved to 83 percent.”

Line of Business performance compared to the second quarter of 2019
Commercial Banking
Webster’s Commercial Banking segment serves middle market, commercial real estate, asset-based lending, equipment finance, private banking, and treasury and payment solutions clients. As of June 30, 2020, Commercial Banking had $12.5 billion in loans and leases and $5.4 billion in deposit balances.
Commercial Banking Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2020	2019	(Unfavorable)
Net interest income	$104,862	$100,216	4.6%
Non-interest income	14,725	14,645	0.5
Operating revenue	119,587	114,861	4.1
Non-interest expense	44,694	46,196	3.3
Pre-tax, pre-provision net revenue	$74,893	$68,665	9.1

			Percent
	At June 30,		Increase/
(In millions)	2020	2019	(Decrease)
Loans and leases	$12,485	$11,005	13.4%
Deposits	5,400	3,870	39.5
Note: In 1Q20, segment net interest income was updated to reflect changes in the funds transfer pricing methodology related to allocated capital. The prior period has been restated to reflect the change.
Pre-tax, pre-provision net revenue increased $6.2 million to $74.9 million in the quarter as compared to prior year. Net interest income increased $4.6 million to $104.9 million, primarily due to loan and deposit growth. Non-interest income increased $0.1 million to $14.7 million. Non-interest expense decreased $1.5 million to $44.7 million, primarily due to a significant reduction in travel and entertainment spend.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of June 30, 2020, HSA Bank had $9.0 billion in total footings comprising $6.8 billion in deposit balances and $2.2 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2020	2019	(Unfavorable)
Net interest income	$39,334	$44,013	(10.6)%
Non-interest income	23,103	24,979	(7.5)
Operating revenue	62,437	68,992	(9.5)
Non-interest expense	34,020	34,253	0.7
Pre-tax, net revenue	$28,417	$34,739	(18.2)

			Percent
	At June 30,		Increase/
(Dollars in millions)	2020	2019	(Decrease)
Number of accounts (thousands)	2,996	2,964	1.1%

Deposits	$6,787	$6,212	9.2
Linked investment accounts *	2,249	1,817	23.8
Total footings	$9,036	$8,029	12.5
* Linked investment accounts are held off balance sheet
Note: In 1Q20, segment net Interest income was updated to reflect changes in the funds transfer pricing methodology related to allocated capital. The prior period has been restated to reflect the change.
Pre-tax net revenue decreased $6.3 million to $28.4 million in the quarter as compared to prior year. Net interest income decreased $4.7 million to $39.3 million, due to a decline in deposit spreads partially offset by 9.2 percent growth in deposits. Non-interest income decreased $1.9 million to $23.1 million, primarily due to a decline in interchange revenue as a result of COVID-19. Non-interest expense decreased $0.2 million to $34.0 million, primarily due to reduced travel expenses as a result of COVID-19, partially offset by account growth.

Community Banking
Community Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Community Banking is comprised of the Personal Banking and Business Banking operating segments, as well as a distribution network consisting of 157 banking centers and 306 ATMs, a customer care center, and a full range of web and mobile-based banking services. As of June 30, 2020, Community Banking had $9.3 billion in loans and $14.2 billion in deposit balances.
Community Banking Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2020	2019	(Unfavorable)
Net interest income	$104,870	$107,838	(2.8)%
Non-interest income	23,405	27,675	(15.4)
Operating revenue	128,275	135,513	(5.3)
Non-interest expense	93,686	96,166	2.6
Pre-tax, pre-provision net revenue	$34,589	$39,347	(12.1)

			Percent
	At June 30,		Increase/
(In millions)	2020	2019	(Decrease)
Loans	$9,317	$8,265	12.7%
Deposits	14,173	12,480	13.6
Note: In 1Q20, segment net Interest income was updated to reflect changes in the funds transfer pricing methodology related to allocated capital. The prior period has been restated to reflect the change.
Pre-tax, pre-provision net revenue decreased $4.8 million to $34.6 million in the quarter as compared to prior year. Net interest income decreased $3.0 million to $104.9 million, due to the decreasing credit value of deposits, partially offset by balance growth in the loan and deposit portfolios. Non-interest income decreased $4.3 million driven by lower deposit-related service charges which were partially offset by higher deposit balances. Non-interest expense decreased $2.5 million to $93.7 million resulting from lower loan operations and other costs.

Consolidated financial performance:
Quarterly net interest income compared to the second quarter of 2019:
•Net interest income was $224.4 million compared to $241.8 million.
•Net interest margin was 2.99 percent compared to 3.63 percent. The yield on interest-earning assets declined by 104 basis points, and the cost of interest-bearing liabilities declined by 41 basis points.
•Average interest-earning assets totaled $30.4 billion and grew by $3.7 billion, or 14.0 percent.
•Average loans totaled $21.6 billion and grew by $2.6 billion, or 13.6 percent.
•Average deposits totaled $25.9 billion and grew by $3.2 billion, or 14.0 percent.
Quarterly provision for credit losses:
•The provision for credit losses was $40.0 million in the quarter, contributing to a $23.6 million increase in the allowance for credit losses on loans and leases. The increase in the allowance reflects our revised estimate of forecasted economic conditions. The provision for credit losses was $76.0 million in the prior quarter and $11.9 million a year ago. The increase compared to a year ago is primarily due to the adoption of CECL and the impact of COVID-19.
•Net charge-offs were $16.4 million, compared to $7.8 million in the prior quarter and $11.6 million a year ago. The ratio of net charge-offs to average loans on an annualized basis was 0.30 percent, compared to 0.15 percent in the prior quarter and 0.24 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.64 percent of total loans at June 30, 2020, compared to 1.60 percent at March 31, 2020 and 1.10 percent at June 30, 2019. Excluding $1.4 billion of PPP loans, the coverage ratio was 1.75 percent at June 30, 2020. The allowance for credit losses at June 30 and March 31 was estimated in accordance with the CECL accounting standard. The allowance represented 207 percent of nonperforming loans at June 30, 2020 compared to 206 percent at March 31, 2020 and 143 percent at June 30, 2019.
Quarterly non-interest income compared to the second quarter of 2019:
•Total non-interest income was $60.1 million compared to $75.9 million, a decrease of $15.8 million. This reflects a decrease of $11.0 million in other income primarily due to a $5.5 million discrete fair value adjustment related to customer derivatives and a $7.3 million decrease in deposit service fees due to lower NSF, account related, and interchange fees. These decreases were partially offset by an increase of $3.3 million in mortgage banking activities due to higher origination volume.

Quarterly non-interest expense compared to the second quarter of 2019:
•Total non-interest expense was $176.6 million compared to $180.6 million, a decrease of $4.1 million. This reflects decreases of $6.8 million in other expenses due to lower pension, legal, and other variable operating expenses. Offsetting this were increases of $1.7 million in technology and equipment due to infrastructure investment and $1.2 million in compensation and benefits due to annual merit increases and other benefits.
Quarterly income taxes compared to the second quarter of 2019:
•Income tax expense was $14.8 million compared to $26.5 million and the effective tax rate was 21.8 percent compared to 21.1 percent.
•The higher effective tax rate in the quarter primarily reflects a higher level of net discrete tax benefits recognized during the a year ago period, partially offset by the effects of lower pre-tax income in 2020 compared to 2019.
Investment securities:
•Total investment securities were $8.7 billion, compared to $8.5 billion at March 31, 2020 and $7.6 billion at June 30, 2019. The carrying value of the available-for-sale portfolio included $87.2 million of net unrealized gains, compared to $3.1 million at March 31, 2020 and $12.0 million of net unrealized losses at June 30, 2019. The carrying value of the held-to-maturity portfolio does not reflect $268.4 million of net unrealized gains, compared to $156.3 million at March 31, 2020 and $37.8 million of net unrealized losses at June 30, 2019.
Loans:
•Total loans were $21.8 billion, compared to $20.9 billion at March 31, 2020 and $19.3 billion at June 30, 2019. Compared to March 31, 2020, commercial loans increased by $980.8 million, commercial real estate loans increased by $84.8 million, while consumer loans decreased by $84.7 million and residential mortgages decreased by $69.9 million.
•Compared to a year ago, commercial loans increased by $1.521 billion, with PPP loans representing $1.356 billion of the increase. Commercial real estate loans increased by $982.9 million and residential mortgages increased by $202.9 million, while consumer loans decreased by $174.4 million.
•Loan originations for portfolio were $2.817 billion, or $1.413 billion excluding PPP loan originations, compared to $1.195 billion in the prior quarter and $1.382 billion a year ago. In addition, $115 million of residential loans were originated for sale in the quarter, compared to $60 million in the prior quarter and $41 million a year ago.

Asset quality:
•Total nonperforming loans were $173.1 million, or 0.79 percent of total loans, compared to $162.3 million, or 0.78 percent of total loans, at March 31, 2020 and $148.1 million, or 0.77 percent of total loans, at June 30, 2019. Total paying nonperforming loans were $58.0 million, compared to $61.9 million at March 31, 2020 and $52.9 million at June 30, 2019.
•Past due loans were $39.8 million, compared to $37.0 million at March 31, 2020 and $32.3 million at June 30, 2019.
Deposits and borrowings:
•Total deposits were $26.4 billion, compared to $24.5 billion at March 31, 2020 and $22.6 billion at June 30, 2019. Core deposits to total deposits were 89.9 percent, compared to 87.8 percent at March 31, 2020 and 85.3 percent at June 30, 2019. The loan to deposit ratio was 82.7 percent, compared to 85.2 percent at March 31, 2020 and 85.3 percent at June 30, 2019.
•Total borrowings were $2.8 billion, compared to $3.6 billion at March 31, 2020 and $2.9 billion at June 30, 2019.
Capital:
•The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 6.79 percent and 8.47 percent, respectively, compared to 13.47 percent and 16.88 percent, respectively, in the second quarter of 2019.
•The tangible equity and tangible common equity ratios were 8.14 percent and 7.69 percent, respectively, compared to 8.82 percent and 8.31 percent, respectively, at June 30, 2019. The common equity tier 1 risk-based capital ratio was 11.19 percent, compared to 11.41 percent at June 30, 2019.
•Book value and tangible book value per common share were $33.59 and $27.40, respectively, compared to $31.74 and $25.63, respectively, at June 30, 2019.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $32.7 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 157 banking centers and 306 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s second quarter 2020 earnings announcement will be held today, Thursday, July 23, 2020 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) our ability to successfully execute our business plan and manage our risks; (2) local, regional, national, and international economic conditions and the impact they may have on us and our customers; (3) volatility and disruption in national and international financial markets; (4) the potential adverse effects of the ongoing novel coronavirus (COVID-19) pandemic and any governmental or societal responses thereto, or other unusual and infrequently occurring events; (5) changes in the level of nonperforming assets and charge-offs; (6) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (7) adverse conditions in the securities markets that lead to impairment in the value of our investment securities; (8) inflation, changes in interest rate, and monetary fluctuations; (9) the timely development and acceptance of new products and services and the perceived value of those products and services by customers; (10) changes in deposit flows, consumer spending, borrowings, and savings habits; (11) our ability to implement new technologies and maintain secure and reliable technology systems; (12) performance by our counterparties and vendors; (13) our ability to increase market share and control expenses; (14) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (15) changes in laws and regulations (including those concerning taxes, banking, securities, insurance, and healthcare) with which we and our subsidiaries must comply, including recent and potential legislative and regulatory changes in response to the COVID-19 pandemic such as the CARES Act and the rules and regulations that may be promulgated thereunder; (16) the effect of changes in accounting policies and practices applicable to us, including changes in our allowance for loan and lease losses and other impacts of recently adopted accounting guidance regarding the recognition of credit losses; (17) legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (18) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019

Income and performance ratios:
Net income	$53,097	$38,199	$90,473	$93,865	$98,649
Earnings applicable to common shareholders	50,729	36,021	88,066	91,442	96,193
Earnings per diluted common share	0.57	0.39	0.96	1.00	1.05
Return on average assets	0.65%	0.50%	1.19%	1.27%	1.38%
Return on average tangible common shareholders' equity (non-GAAP)	8.47	5.95	14.34	15.37	16.88
Return on average common shareholders’ equity	6.79	4.75	11.60	12.36	13.47
Non-interest income as a percentage of total revenue	21.12	24.12	23.47	22.52	23.88

Asset quality:
Allowance for credit losses on loans and leases	$358,522	$334,931	$209,096	$209,152	$211,671
Nonperforming assets	178,381	169,120	157,380	166,716	153,247
Allowance for credit losses on loans and leases/total loans and leases	1.64%	1.60%	1.04%	1.07%	1.10%
Net charge-offs/average loans and leases (annualized)	0.30	0.15	0.12	0.28	0.24
Nonperforming loans and leases/total loans and leases	0.79	0.78	0.75	0.83	0.77
Nonperforming assets/total loans and leases plus OREO	0.82	0.81	0.79	0.85	0.80
Allowance for credit losses on loans and leases/nonperforming loans and leases	207.17	206.37	138.56	128.55	142.97

Other ratios:
Tangible equity (non-GAAP)	8.14%	8.14%	8.88%	8.83%	8.82%
Tangible common equity (non-GAAP)	7.69	7.67	8.39	8.34	8.31
Tier 1 risk-based capital (a)	11.84	11.60	12.22	12.32	12.09
Total risk-based capital (a)	13.44	13.10	13.55	13.68	13.48
Common equity tier 1 risk-based capital (a)	11.19	10.95	11.56	11.63	11.41
Shareholders’ equity/total assets	9.71	9.76	10.56	10.54	10.59
Net interest margin	2.99	3.23	3.27	3.49	3.63
Efficiency ratio (non-GAAP)	60.04	58.03	58.52	56.60	56.09

Equity and share related:
Common equity	$3,029,742	$2,945,205	$3,062,733	$3,007,357	$2,920,180
Book value per common share	33.59	32.66	33.28	32.68	31.74
Tangible book value per common share (non-GAAP)	27.40	26.46	27.19	26.58	25.63
Common stock closing price	28.61	22.90	53.36	46.87	47.77
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	90,194	90,172	92,027	92,034	92,007
Weighted-average common shares outstanding - Basic	89,485	90,936	91,574	91,559	91,534
Weighted-average common shares outstanding - Diluted	89,570	91,206	91,916	91,874	91,855

(a) Presented as preliminary for June 30, 2020 and actual for the remaining periods. In accordance with regulatory capital rules, the Company elected an option to delay the estimated impact of CECL on its regulatory capital over a five-year transition period ending December 31, 2024. As a result, capital ratios and amounts as of June 30, 2020 exclude the impact of the increased allowance for credit losses on loans, held-to-maturity debt securities and unfunded loan commitments attributed to the adoption of CECL.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	June 30, 2020	March 31, 2020	June 30, 2019
Assets:
Cash and due from banks	$198,680	$198,458	$190,828
Interest-bearing deposits	104,444	69,482	26,652
Securities:
Available for sale	3,183,624	3,016,631	2,978,657
Held to maturity	5,477,126	5,486,206	4,636,707
Total securities	8,660,750	8,502,837	7,615,364
Allowance for credit losses on investment securities held-to-maturity	(309)	(312)	—
Securities, net	8,660,441	8,502,525	7,615,364
Loans held for sale	46,446	22,448	19,249
Loans and Leases:
Commercial	8,546,769	7,565,947	7,025,506
Commercial real estate	6,207,314	6,122,474	5,224,382
Residential mortgages	4,921,573	4,991,512	4,718,704
Consumer	2,126,861	2,211,591	2,301,291
Total loans and leases	21,802,517	20,891,524	19,269,883
Allowance for credit losses on loans and leases	(358,522)	(334,931)	(211,671)
Loans and leases, net	21,443,995	20,556,593	19,058,212
Federal Home Loan Bank and Federal Reserve Bank stock	94,495	141,327	118,371
Premises and equipment, net	258,392	268,420	278,227
Goodwill and other intangible assets, net	558,367	559,328	562,214
Cash surrender value of life insurance policies	557,325	554,231	546,963
Deferred tax asset, net	77,145	80,318	73,462
Accrued interest receivable and other assets	708,887	701,744	452,501
Total Assets	$32,708,617	$31,654,874	$28,942,043

Liabilities and Shareholders' Equity:
Deposits:
Demand	$6,193,757	$4,883,436	$4,174,806
Health savings accounts	6,786,845	6,736,178	6,212,372
Interest-bearing checking	3,280,125	3,007,069	2,636,109
Money market	2,686,650	2,477,304	2,073,006
Savings	4,742,573	4,418,689	4,169,492
Certificates of deposit	2,666,047	2,891,161	3,291,617
Brokered certificates of deposit	—	100,000	41,376
Total deposits	26,355,997	24,513,837	22,598,778
Securities sold under agreements to repurchase and other borrowings	1,688,805	1,262,749	956,920
Federal Home Loan Bank advances	523,321	1,773,399	1,426,656
Long-term debt	570,029	571,212	538,379
Accrued expenses and other liabilities	395,686	443,435	356,093
Total liabilities	29,533,838	28,564,632	25,876,826
Preferred stock	145,037	145,037	145,037
Common shareholders' equity	3,029,742	2,945,205	2,920,180
Total shareholders’ equity	3,174,779	3,090,242	3,065,217
Total Liabilities and Shareholders' Equity	$32,708,617	$31,654,874	$28,942,043

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2020	2019	2020	2019
Interest income:
Interest and fees on loans and leases	$196,521	$235,949	$412,708	$464,713
Interest and dividends on securities	55,570	56,163	113,678	113,441
Loans held for sale	184	145	359	293
Total interest income	252,275	292,257	526,745	578,447
Interest expense:
Deposits	18,805	32,757	46,648	63,777
Borrowings	9,063	17,713	24,889	31,332
Total interest expense	27,868	50,470	71,537	95,109
Net interest income	224,407	241,787	455,208	483,338
Provision for credit losses	40,000	11,900	116,000	20,500
Net interest income after provision for loan and lease losses	184,407	229,887	339,208	462,838
Non-interest income:
Deposit service fees	35,839	43,118	78,409	86,142
Loan and lease related fees	6,968	6,558	13,464	14,377
Wealth and investment services	7,102	8,309	15,841	15,960
Mortgage banking activities	4,205	932	7,098	1,696
Increase in cash surrender value of life insurance policies	3,624	3,650	7,204	7,234
Gain on investment securities, net	—	—	8	—
Other income	2,338	13,286	11,430	19,056
Total non-interest income	60,076	75,853	133,454	144,465
Non-interest expense:
Compensation and benefits	99,731	98,527	201,618	196,312
Occupancy	14,245	14,019	28,730	28,715
Technology and equipment	27,468	25,767	55,305	51,464
Marketing	3,286	4,243	6,788	7,571
Professional and outside services	6,158	5,634	11,821	11,682
Intangible assets amortization	962	962	1,924	1,924
Loan workout expenses	392	832	885	1,492
Deposit insurance	5,015	4,453	9,740	8,883
Other expenses	19,327	26,203	38,609	48,283
Total non-interest expense	176,584	180,640	355,420	356,326
Income before income taxes	67,899	125,100	117,242	250,977
Income tax expense	14,802	26,451	25,946	52,592
Net income	53,097	98,649	91,296	198,385
Preferred stock dividends and other	(2,368)	(2,456)	(4,530)	(4,902)
Earnings applicable to common shareholders	$50,729	$96,193	$86,766	$193,483

Weighted-average common shares outstanding - Diluted	89,570	91,855	90,391	91,898

Earnings per common share:
Basic	$0.57	$1.05	$0.96	$2.11
Diluted	0.57	1.05	0.96	2.11

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Interest income:
Interest and fees on loans and leases	$196,521	$216,187	$223,527	$236,453	$235,949
Interest and dividends on securities	55,570	58,108	58,205	57,517	56,163
Loans held for sale	184	175	268	166	145
Total interest income	252,275	274,470	282,000	294,136	292,257
Interest expense:
Deposits	18,805	27,843	31,586	34,214	32,757
Borrowings	9,063	15,826	19,164	19,383	17,713
Total interest expense	27,868	43,669	50,750	53,597	50,470
Net interest income	224,407	230,801	231,250	240,539	241,787
Provision for credit losses	40,000	76,000	6,000	11,300	11,900
Net interest income after provision for loan and lease losses	184,407	154,801	225,250	229,239	229,887
Non-interest income:
Deposit service fees	35,839	42,570	40,470	41,410	43,118
Loan and lease related fees	6,968	6,496	8,704	8,246	6,558
Wealth and investment services	7,102	8,739	8,476	8,496	8,309
Mortgage banking activities	4,205	2,893	2,286	2,133	932
Increase in cash surrender value of life insurance policies	3,624	3,580	3,670	3,708	3,650
Gain on investment securities, net	—	8	29	—	—
Other income	2,338	9,092	7,284	5,938	13,286
Total non-interest income	60,076	73,378	70,919	69,931	75,853
Non-interest expense:
Compensation and benefits	99,731	101,887	100,467	98,623	98,527
Occupancy	14,245	14,485	14,379	14,087	14,019
Technology and equipment	27,468	27,837	27,639	26,180	25,767
Marketing	3,286	3,502	3,957	4,758	4,243
Professional and outside services	6,158	5,663	4,674	5,024	5,634
Intangible assets amortization	962	962	962	961	962
Loan workout expenses	392	493	474	986	832
Deposit insurance	5,015	4,725	4,662	4,409	4,453
Other expenses	19,327	19,282	22,516	24,866	26,203
Total non-interest expense	176,584	178,836	179,730	179,894	180,640
Income before income taxes	67,899	49,343	116,439	119,276	125,100
Income tax expense	14,802	11,144	25,966	25,411	26,451
Net income	53,097	38,199	90,473	93,865	98,649
Preferred stock dividends and other	(2,368)	(2,178)	(2,407)	(2,423)	(2,456)
Earnings applicable to common shareholders	$50,729	$36,021	$88,066	$91,442	$96,193

Weighted-average common shares outstanding - Diluted	89,570	91,206	91,916	91,874	91,855

Earnings per common share:
Basic	$0.57	$0.40	$0.96	$1.00	$1.05
Diluted	0.57	0.39	0.96	1.00	1.05

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended June 30,
		2020			2019
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$21,608,914	$197,317	3.63%	$19,030,278	$236,620	4.94%
Investment securities (a)	8,579,213	56,465	2.69	7,472,731	56,501	3.01
Federal Home Loan and Federal Reserve Bank stock	108,962	865	3.19	108,244	1,117	4.14
Interest-bearing deposits	99,467	5	0.02	50,131	309	2.44
Loans held for sale	24,266	184	3.03	23,210	145	2.49
Total interest-earning assets	30,420,822	$254,836	3.35%	26,684,594	$294,692	4.39%
Non-interest-earning assets	2,062,534			1,855,077
Total Assets	$32,483,356			$28,539,671

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$5,823,655	$—	—%	$4,266,938	$—	—%
Health savings accounts	6,846,210	2,604	0.15	6,223,570	3,066	0.20
Interest-bearing checking, money market and savings	10,390,143	6,462	0.25	8,934,579	13,132	0.59
Certificates of deposit	2,869,471	9,739	1.36	3,323,203	16,559	2.00
Total deposits	25,929,479	18,805	0.29	22,748,290	32,757	0.58

Securities sold under agreements to repurchase and other borrowings	1,577,881	980	0.25	788,194	3,904	1.96
Federal Home Loan Bank advances	839,830	3,748	1.77	1,117,285	7,772	2.75
Long-term debt (a)	570,679	4,335	3.31	527,713	6,037	4.62
Total borrowings	2,988,390	9,063	1.23	2,433,192	17,713	2.90
Total interest-bearing liabilities	28,917,869	$27,868	0.39%	25,181,482	$50,470	0.80%
Non-interest-bearing liabilities	410,119			341,648
Total liabilities	29,327,988			25,523,130

Preferred stock	145,037			145,037
Common shareholders' equity	3,010,331			2,871,504
Total shareholders' equity	3,155,368			3,016,541
Total Liabilities and Shareholders' Equity	$32,483,356			$28,539,671
Tax-equivalent net interest income		226,968			244,222
Less: tax-equivalent adjustments		(2,561)			(2,435)
Net interest income		$224,407			$241,787
Net interest margin			2.99%			3.63%

(a) For purposes of yield/rate computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Six Months Ended June 30,
		2020			2019
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$20,966,857	$414,235	3.93%	$18,771,166	$466,005	4.95%
Investment securities (a)	8,449,480	114,873	2.77	7,391,290	113,455	3.05
Federal Home Loan and Federal Reserve Bank stock	117,663	2,116	3.62	110,617	2,829	5.16
Interest-bearing deposits	83,887	196	0.46	52,737	638	2.41
Loans held for sale	23,281	359	3.08	18,358	293	3.19
Total interest-earning assets	29,641,168	$531,779	3.59%	26,344,168	$583,220	4.41%
Non-interest-earning assets	1,996,765			1,825,418
Total Assets	$31,637,933			$28,169,586

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$5,170,280	$—	—%	$4,229,611	$—	—%
Health savings accounts	6,803,784	5,900	0.17	6,182,047	6,015	0.20
Interest-bearing checking, money market and savings	10,053,559	18,865	0.38	8,946,484	25,925	0.58
Certificates of deposit	2,968,514	21,883	1.48	3,284,176	31,837	1.95
Total deposits	24,996,137	46,648	0.38	22,642,318	63,777	0.57

Securities sold under agreements to repurchase and other borrowings	1,437,403	4,710	0.65	693,178	6,656	1.91
Federal Home Loan Bank advances	1,082,865	10,617	1.94	1,118,155	15,557	2.77
Long-term debt (a)	560,964	9,562	3.66	389,210	9,119	4.72
Total borrowings	3,081,232	24,889	1.62	2,200,543	31,332	2.84
Total interest-bearing liabilities	28,077,369	$71,537	0.51%	24,842,861	$95,109	0.77%
Non-interest-bearing liabilities	386,118			350,404
Total liabilities	28,463,487			25,193,265

Preferred stock	145,037			145,037
Common shareholders' equity	3,029,409			2,831,284
Total shareholders' equity	3,174,446			2,976,321
Total Liabilities and Shareholders' Equity	$31,637,933			$28,169,586
Tax-equivalent net interest income		460,242			488,111
Less: tax-equivalent adjustments		(5,034)			(4,773)
Net interest income		$455,208			$483,338
Net interest margin			3.11%			3.69%

(a) For purposes of yield/rate computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Loan and Lease Balances (actual):
Commercial non-mortgage	$7,606,245	$6,385,619	$5,833,952	$5,887,119	$5,948,388
Asset-based lending	940,524	1,180,328	1,046,886	1,122,765	1,077,118
Commercial real estate	6,207,314	6,122,474	5,949,339	5,398,084	5,224,382
Residential mortgages	4,921,573	4,991,512	4,972,685	4,873,726	4,718,704
Consumer	2,126,861	2,211,591	2,234,124	2,269,952	2,301,291
Total Loan and Lease Balances	21,802,517	20,891,524	20,036,986	19,551,646	19,269,883
Allowance for credit losses on loans and leases	(358,522)	(334,931)	(209,096)	(209,152)	(211,671)
Loans and Leases, net	$21,443,995	$20,556,593	$19,827,890	$19,342,494	$19,058,212

Loan and Lease Balances (average):
Commercial non-mortgage	$7,318,814	$6,005,501	$5,879,600	$5,933,221	$5,914,710
Asset-based lending	1,030,928	1,085,624	1,087,537	1,138,189	1,049,403
Commercial real estate	6,136,091	5,996,728	5,667,764	5,312,403	5,079,415
Residential mortgages	4,946,746	5,013,888	4,917,365	4,802,497	4,662,033
Consumer	2,176,335	2,223,058	2,256,255	2,286,983	2,324,717
Total Loan and Lease Balances	21,608,914	20,324,799	19,808,521	19,473,293	19,030,278
Allowance for credit losses on loans and leases	(340,050)	(269,273)	(211,460)	(213,130)	(210,719)
Loans and Leases, net	$21,268,864	$20,055,526	$19,597,061	$19,260,163	$18,819,559

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Nonperforming loans and leases:
Commercial non-mortgage	$75,340	$74,077	$64,793	$64,197	$56,340
Asset-based lending	138	137	139	9,165	184
Commercial real estate	15,889	12,901	11,554	12,810	10,413
Residential mortgages	46,500	42,393	43,100	43,733	48,104
Consumer	35,187	32,785	31,320	32,794	33,015
Total nonperforming loans and leases	$173,054	$162,293	$150,906	$162,699	$148,056

Other real estate owned and repossessed assets:
Commercial non-mortgage	$272	$121	$271	$544	$1,307
Residential mortgages	3,081	4,480	4,247	1,912	2,012
Consumer	1,974	2,226	1,956	1,561	1,872
Total other real estate owned and repossessed assets	$5,327	$6,827	$6,474	$4,017	$5,191
Total nonperforming assets	$178,381	$169,120	$157,380	$166,716	$153,247

Past due 30-89 days:
Commercial non-mortgage	$13,959	$8,200	$8,482	$5,384	$4,438
Asset-based lending	—	—	—	—	—
Commercial real estate	2,363	2,217	1,700	1,433	2,665
Residential mortgages	15,445	11,814	13,598	13,445	10,844
Consumer	7,857	14,666	18,835	15,217	13,949
Total past due 30-89 days	39,624	36,897	42,615	35,479	31,896
Past due 90 days or more and accruing	198	75	—	92	410
Total past due loans and leases	$39,822	$36,972	$42,615	$35,571	$32,306

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Beginning balance	$334,931	$209,096	$209,152	$211,671	$211,389
Adoption of ASU No. 2016-13	—	57,568	—	—	—
Provision	40,003	76,085	6,000	11,300	11,900
Charge-offs:
Commercial non-mortgage	15,294	5,544	5,041	11,291	5,657
Asset-based lending	—	—	—	—	—
Commercial real estate	—	30	23	32	2,473
Residential mortgages	194	1,511	876	872	2,154
Consumer	2,586	3,076	3,165	3,765	4,098
Total charge-offs	18,074	10,161	9,105	15,960	14,382
Recoveries:
Commercial non-mortgage	271	558	236	173	464
Asset-based lending	10	3	33	—	—
Commercial real estate	2	3	3	3	33
Residential mortgages	83	235	534	356	295
Consumer	1,296	1,544	2,243	1,609	1,972
Total recoveries	1,662	2,343	3,049	2,141	2,764
Total net charge-offs	16,412	7,818	6,056	13,819	11,618
Ending balance	$358,522	$334,931	$209,096	$209,152	$211,671

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less time deposits, including brokered time deposits. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Efficiency ratio:
Non-interest expense (GAAP)	$176,584	$178,836	$179,730	$179,894	$180,640
Less: Foreclosed property activity (GAAP)	(217)	(250)	263	(128)	(55)
Intangible assets amortization (GAAP)	962	962	962	961	962
Other expenses (non-GAAP)	—	—	—	1,750	—
Non-interest expense (non-GAAP)	$175,839	$178,124	$178,505	$177,311	$179,733
Net interest income (GAAP)	$224,407	$230,801	$231,250	$240,539	$241,787
Add: Tax-equivalent adjustment (non-GAAP)	2,561	2,473	2,486	2,436	2,435
Non-interest income (GAAP)	60,076	73,378	70,919	69,931	75,853
Other (non-GAAP)	293	299	402	350	354
Customer derivative fair value adjustment (GAAP)	5,511	—	—	—	—
Less: Gain on investment securities, net (GAAP)	—	8	29	—	—
Income (non-GAAP)	$292,848	$306,943	$305,028	$313,256	$320,429
Efficiency ratio (non-GAAP)	60.04%	58.03%	58.52%	56.60%	56.09%

Return on average tangible common shareholders' equity:
Net income (GAAP)	$53,097	$38,199	$90,473	$93,865	$98,649
Less: Preferred stock dividends (GAAP)	1,969	1,969	1,969	1,968	1,969
Add: Intangible assets amortization, tax-effected (GAAP)	760	760	760	759	760
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$51,888	$36,990	$89,264	$92,656	$97,440
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$207,552	$147,960	$357,056	$370,624	$389,760
Average shareholders' equity (non-GAAP)	$3,155,368	$3,193,525	$3,196,563	$3,118,691	$3,016,541
Less: Average preferred stock (non-GAAP)	145,037	145,037	145,037	145,037	145,037
Average goodwill and other intangible assets (non-GAAP)	558,835	559,786	560,750	561,715	562,679
Average tangible common shareholders' equity (non-GAAP)	$2,451,496	$2,488,702	$2,490,776	$2,411,939	$2,308,825
Return on average tangible common shareholders' equity (non-GAAP)	8.47%	5.95%	14.34%	15.37%	16.88%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued)

	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Tangible equity:
Shareholders' equity (GAAP)	$3,174,779	$3,090,242	$3,207,770	$3,152,394	$3,065,217
Less: Goodwill and other intangible assets (GAAP)	558,367	559,328	560,290	561,252	562,214
Tangible shareholders' equity (non-GAAP)	$2,616,412	$2,530,914	$2,647,480	$2,591,142	$2,503,003
Total assets (GAAP)	$32,708,617	$31,654,874	$30,389,344	$29,895,100	$28,942,043
Less: Goodwill and other intangible assets (GAAP)	558,367	559,328	560,290	561,252	562,214
Tangible assets (non-GAAP)	$32,150,250	$31,095,546	$29,829,054	$29,333,848	$28,379,829
Tangible equity (non-GAAP)	8.14%	8.14%	8.88%	8.83%	8.82%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,616,412	$2,530,914	$2,647,480	$2,591,142	$2,503,003
Less: Preferred stock (GAAP)	145,037	145,037	145,037	145,037	145,037
Tangible common shareholders' equity (non-GAAP)	$2,471,375	$2,385,877	$2,502,443	$2,446,105	$2,357,966
Tangible assets (non-GAAP)	$32,150,250	$31,095,546	$29,829,054	$29,333,848	$28,379,829
Tangible common equity (non-GAAP)	7.69%	7.67%	8.39%	8.34%	8.31%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$2,471,375	$2,385,877	$2,502,443	$2,446,105	$2,357,966
Common shares outstanding	90,194	90,172	92,027	92,034	92,007
Tangible book value per common share (non-GAAP)	$27.40	$26.46	$27.19	$26.58	$25.63

Core deposits:
Total deposits	$26,355,997	$24,513,837	$23,324,746	$23,280,665	$22,598,778
Less: Certificates of deposit	2,666,047	2,891,161	3,104,765	3,249,860	3,291,617
Brokered certificates of deposit	—	100,000	—	5,705	41,376
Core deposits (non-GAAP)	$23,689,950	$21,522,676	$20,219,981	$20,025,100	$19,265,785